PORTFOLIO MANAGEMENT AGREEMENT


          AGREEMENT made this 27th day of April, 1995 between Pilgrim America Investments, Inc., a Delaware corporation (the "Manager"), and HSBC Asset Management Americas Inc., a New York corporation ("HSBC Americas"), and HSBC Asset Management Hong Kong Limited, a Hong Kong corporation ("HSBC Hong Kong") (HSBC Americas and HSBC Hong Kong being jointly referred to herein as the "Portfolio Manager").

          WHEREAS,   Pilgrim  America  Masters  Series,  Inc.  (the  "Fund")  is
registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company;

          WHEREAS, the Fund is authorized to issue separate series, each of which will offer a separate class of shares of common stock, each series having its own investment objective or objectives, policies, and limitations;

          WHEREAS, the Fund currently proposes to offer shares in three series, may offer shares of additional series in the future, and currently intends to offer shares of additional series in the future;

          WHEREAS, pursuant to a Management Agreement, dated the date hereof (the "Management Agreement"), a copy of which has been provided to the Portfolio Manager, the Fund has retained the Manager to render advisory, management, and administrative services with respect to each of the Fund's series; and

          WHEREAS, pursuant to authority granted to the Manager in the Management Agreement, the Manager wishes to retain the Portfolio Manager to furnish investment advisory services to one or more of the series of the Fund, and the Portfolio Manager is willing to furnish such services to the Fund and the Manager;

          NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Manager and the Portfolio Manager as follows:

          I. Appointment. The Manager hereby appoints the Portfolio Manager to act as the investment adviser and manager to the Pilgrim America Masters Asia-Pacific Equity Fund series of the Fund (the "Series") for the periods and on the terms set forth in this Agreement. The Portfolio Manager accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

          In the event the Fund designates one or more series (other than the Series) with respect to which the Manager wishes to retain the Portfolio Manager to render investment advisory services hereunder, it shall notify the Portfolio Manager in writing. If the Portfolio Manager is willing to render such services, it shall notify the Manager in writing, whereupon such series shall become a Series hereunder, and be subject to this Agreement.

          2. Portfolio Management Duties. Subject to the supervision of the Fund's Board of Directors and the Manager, the Portfolio Manager will provide a continuous investment program for the Series' portfolio and determine in its discretion the composition of the assets of the Series' portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Portfolio Manager will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Series' assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Series, when these transactions should be executed, and what portion of the assets of the Series should be held in the various securities and other investments in which it may invest. To the extent permitted by the investment policies of the Series, the Portfolio Manager shall make decisions for the Series as to foreign currency matters and make determinations as to and execute and perform foreign currency exchange contracts on behalf of the Series. The Portfolio Manager will provide the services under this Agreement in accordance with the Series' investment objective or objectives, policies, and restrictions as stated in the Fund's Registration Statement filed with the Securities and Exchange Commission ("SEC"), as amended, copies of which shall be sent to the Portfolio Manager by the Manager. The Portfolio Manager further agrees as follows:

          (a) The Portfolio Manager will not take any action that would cause the Series to fail to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

          (b) The Portfolio Manager will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Fund's Board of Directors of which the Portfolio Manager has been sent a copy, and the provisions of the Registration Statement of the Fund filed under the Securities Act of 1933 (the "1933 Act") and the 1940 Act, as supplemented or amended, of which the Portfolio Manager has received a copy.

          (c) The Portfolio Manager will vote all proxies solicited by or with respect to the issuers of securities in which assets of the Series are invested. The Portfolio Manager will maintain appropriate records detailing its voting of proxies on behalf of the Fund and will provide to the Fund at least annually a report setting forth the proposals voted on and how the Series' shares were voted since the prior report, including the name of the corresponding issuers.

          (d) On occasions when the Portfolio Manager deems the purchase or sale of a security to be in the best interest of the Series as well as of other investment advisory clients of the Portfolio Manager or any of its affiliates, the Portfolio Manager may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Portfolio Manager in a manner that is fair and equitable in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Fund and to such other clients, subject to review by the Manager and the Fund's Board of Directors.

          (e) In connection with the purchase and sale of securities for the Series, the Portfolio Manager will arrange for the transmission to the custodian and portfolio accounting agent for the Series on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Series, as may be reasonably necessary to enable the custodian and portfolio accounting agent to perform its administrative and recordkeeping responsibilities with respect to the Series. With respect to portfolio securities to be settled through the Depository Trust Company, the Portfolio Manager will arrange for the prompt transmission of the confirmation of such trades to the Fund's custodian and portfolio accounting agent.

          (f) The Portfolio Manager will assist the custodian and portfolio accounting agent for the Fund in determining or confirming, consistent with the procedures and policies stated in the Registration Statement for the Fund, the value of any portfolio securities or other assets of the Series for which the custodian and portfolio accounting agent seeks assistance from or identifies for review by the Portfolio Manager. The parties acknowledge that the Portfolio Manager is not a custodian of Series' assets and will not take possession or custody of such assets.

          (g) The Portfolio Manager will make available to the Fund and the Manager, promptly upon request, all of the Series' investment records and ledgers maintained by the Portfolio Manager (which shall not include the records and ledgers maintained by the custodian or portfolio accounting agent for the
Fund) as are necessary to assist the Fund and the Manager to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940 (the "Advisers Act"), as well as other applicable laws. The Portfolio Manager will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Series which may be requested in order to ascertain whether the operations of the Fund are being conducted in a manner consistent with applicable laws and regulations.

          (h) The Portfolio Manager will provide reports to the Fund's Board of Directors for consideration at meetings of the Board on the investment program for the Series and the issuers and securities represented in the Series' portfolio, and will furnish the Fund's Board of Directors with respect to the Series such periodic and special reports as the Directors and the Manager may reasonably request. The Portfolio Manager will provide the Manager, no later than the 20th day following the end of each of the first three fiscal quarters of the Series and the 45th day following the end of the Series' fiscal year, a letter to shareholders (to be subject to review and editing by the Manager) containing a discussion of those factors referred to in Item 5A(a) of 1940 Act Form N-1A in respect of both the prior quarter and the fiscal year to date.

          3. Broker-Dealer Selection. The Portfolio Manager is authorized to make decisions to buy and sell securities and other investments for the Series' portfolio, broker-dealer selection, and negotiation of brokerage commission rates. The Portfolio Manager's primary consideration in effecting a security transaction will be to obtain the best execution for the Series, taking into account the factors specified in the prospectus and/or statement of additional information for the Fund, and determined in consultation with the Manager, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, the experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Series in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Portfolio Manager in the exercise of its fiduciary obligations to the Fund, by other aspects of the portfolio execution services offered. Subject to such policies as the Fund's Board of Directors may determine and consistent with
Section 28(e) of the Securities Exchange Act of 1934, the Portfolio Manager shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Series to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the Portfolio Manager determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that particular transaction or the Portfolio Manager's or the Manager's overall responsibilities with respect to the Series and to their respective other clients as to which they exercise investment discretion. The Portfolio Manager will consult with the Manager to the end that portfolio transactions on behalf of the Series are directed to broker-dealers on the basis of criteria reasonably considered appropriate by the Manager. To the extent consistent with these standards, the Portfolio Manager is further authorized to allocate the orders placed by it on behalf of the Series to the Portfolio Manager if it is registered as a broker-dealer with the SEC, to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Series, the Portfolio Manager, or an affiliate of the Portfolio Manager. Such allocation shall be in such amounts and proportions as the Portfolio Manager shall determine consistent with the above standards, and the Portfolio Manager will report on said allocation regularly to the Fund's Board of Directors indicating the broker-dealers to which such allocations have been made and the basis therefor.

          4. Disclosure about Portfolio Manager. The Portfolio Manager has reviewed the Registration Statement for the Fund filed with the SEC that contains disclosure about the Portfolio Manager, and represents and warrants that, with respect to the disclosure about the Portfolio Manager or information relating, directly or indirectly, to the Portfolio Manager, such Registration Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. Each of HSBC Americas and HSBC Hong Kong further represents and warrants that it is a duly registered investment adviser under the Advisers Act. The Manager acknowledges that it has received from HSBC Americas and HSBC Hong Kong, not less than 48 hours prior to the execution and delivery of this Agreement, a copy of each such party's Form ADV, Part II.

          5. Expenses. During the term of this Agreement, the Portfolio Manager will pay all expenses incurred by it and its staff and for their activities in connection with its portfolio management duties under this Agreement, except as provided in Section 11. The Manager or the Fund shall be responsible for all the expenses of the Fund's operations.

          6. Compensation. For the services provided, the Manager will pay the Portfolio Manager a monthly fee, in arrears, equal to 1/12 of .50% of the Series' average daily net assets during the month. Payment of the fee will be due on the 10th day of the following month. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. In accordance with the provisions of the Management Agreement, the Manager is solely responsible for the payment of fees to the Portfolio Manager, and the Portfolio Manager agrees to seek payment of its fees solely from the Manager; provided, however, that if the Fund fails to pay the Manager all or a portion of the management fee under said Management Agreement when due, and the amount that was paid is insufficient to cover the Portfolio Manager's fee under this Agreement for the period in question, then the Portfolio Manager may enforce against the Fund any rights it may have as a third-party beneficiary under the Management Agreement and the Manager will (i) not be obligated to pay to the Portfolio Manager the deficiency until actually collected from the Fund and (ii) take all steps appropriate under the circumstances to collect the amount due from the Fund.

          7. Compliance.

          (a) The Portfolio Manager agrees that it shall immediately notify the Manager and the Fund (1) in the event that the SEC has censured the Portfolio Manager; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. The Portfolio Manager further agrees to notify the Manager and the Fund immediately of any material fact known to the Portfolio Manager respecting or relating to the Portfolio Manager that is not contained in the Registration Statement or prospectus for the Fund (which describes the Series), or any amendment or supplement thereto, or of any statement contained therein that becomes untrue in any material respect.

          (b) The Manager agrees that it shall immediately notify the Portfolio Manager (1) in the event that the SEC has censured the Manager or the Fund; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Manager's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Series has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

          8. Books and Records. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Portfolio Manager hereby agrees that all records which it maintains for the Series are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's or the Manager's request, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. The Portfolio Manager further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act and to preserve the records required by Rule 204-2 under the Advisers Act for the period specified in the Rule.

          9. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Fund. Subject to the foregoing, the Portfolio Manager shall treat as confidential all information pertaining to the Fund and actions of the Fund, the Manager and the Portfolio Manager, and the Manager shall treat as confidential and use only in connection with the Series all information furnished to the Fund or the Manager by the Portfolio Manager, in connection with its duties under the agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Portfolio Manager or the Manager, or if available from a source other than the Manager, Portfolio Manager or this Fund.

          10. Representations Respecting Portfolio Manager. The Manager agrees that neither the Manager, nor affiliated persons of the Manager, shall give any information or make any representations or statements in connection with the sale of shares of the Series concerning the Portfolio Manager or the Series other than the information or representations contained in the Registration Statement, prospectus, or statement of additional information for the Fund's shares, as they may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved in advance by the Portfolio Manager, except with the prior permission of the Portfolio Manager. The parties agree that in the event that the Manager or an affiliated person of the Manager sends sales literature or other promotional material to the Portfolio Manager for its approval and the Portfolio Manager has not commented within 10 days, the Manager and its affiliated persons may use and distribute such sales literature or other promotional material.

          11. Additional Covenants of the Portfolio Manager.

          (a) During the first year following the effectiveness of the Fund's initial registration statement, the Portfolio Manager will make available Stanley D. Vyner or Stella S. M. Yiu to accompany representatives of the Fund's distributor on twelve (12) days of "road show" marketing/due diligence presentations to dealers and potential dealers in the Fund's shares, the timing and location (within the United States) of such twelve presentations to be chosen by the Manager following consultation with the Portfolio Manager. Thereafter, the Portfolio Manager will make Mr. Vyner or Ms. Yiu available for six (6) days of such presentations per year on the terms specified in the immediately preceding sentence. The Portfolio Manager may substitute a senior member of its firm for Mr. Vyner or Ms. Yiu, if such individual is reasonably acceptable to the Manager. The Manager will reimburse the Portfolio Manager, or cause the Fund's distributor to reimburse the Portfolio Manager, for the reasonable out-of-pocket expenses incurred by the Portfolio Manager in assisting in such presentations.

          (b) During the term of this Agreement and during the six-month period beginning the date that this Agreement terminates, neither the Portfolio Manager nor any of the Portfolio Manager's affiliates will serve or act as an investment adviser or sub-investment adviser to any other SEC-registered open-end investment company or series thereof having investment objectives similar to those of the Series. The Portfolio Manager shall not be bound by this covenant in the event that the termination is not voluntarily effected by the Portfolio Manager, and shall not be bound by this covenant for any period in the event that the Portfolio Manager does not receive compensation for its services from the Manager or the Fund as required by the terms of this agreement. Furthermore, the Portfolio Manager shall not be bound by this covenant with respect to any SEC registered open-end investment company or series thereof to which the Portfolio Manager is appointed as investment adviser or subadviser pursuant to any merger, acquisition or any other corporate action to which HSBC Holdings p.l.c, or any of its subsidiaries is a party and which involves the change in ownership of an investment advisory business or company.

          12. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Fund shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Portfolio Manager.

          13. Liability. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, and subject to the applicable provisions of Paragraph 2(f) of this Agreement (which deal with non-investment advisory services), the Manager agrees that the Portfolio Manager, any affiliated person of the Portfolio Manager, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls the Portfolio Manager (1) shall bear no responsibility and shall not be subject to any liability for any act or omission respecting any series of the Fund that is not a Series hereunder, and (2) shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in the performance of the Portfolio Manager's duties, or by reason of reckless disregard of the Portfolio Manager's obligations and duties under this Agreement.

          14. Duration and Termination.

          (a) This Agreement shall become effective on the date first indicated above, subject to the condition subsequent that the Fund's Board of Directors, including a majority of those Directors who are not interested persons (as such term is defined in the 1940 Act) of the Manager or the Portfolio Manager, and the initial shareholder(s) of the Series, shall have approved this Agreement by the time the Fund's initial Registration Statement under the 1933 Act shall become effective. Unless terminated as provided herein, this Agreement shall remain in full force and effect for two years from such date and continue on an annual basis thereafter with respect to each Series covered by this Agreement; provided that such annual continuance is specifically approved each year by (a) the Board of Directors of the Fund, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each Series, and
(b) the vote of a majority of those Directors who are not parties to this Agreement or interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval. However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a Series shall be effective to continue this Agreement with respect to such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Series or (ii) that this agreement has not been approved by the vote of a majority of the outstanding shares of the Fund, unless such approval shall be required by any other applicable law or otherwise. Notwith standing the foregoing, this Agreement may be terminated with respect to any Series covered by this
Agreement: (a) by the Manager at any time without penalty, upon sixty (60) days' written notice to the Portfolio Manager and the Fund, (b) at any time without payment of any penalty by the Fund, by the Fund's Board of Directors or a majority of the outstanding voting securities of each Series, upon sixty (60) days' written notice to the Manager and the Portfolio Manager, or (c) by the Portfolio Manager upon requisite notice, as provided below, at any time after two years from the date of this agreement, or, in the event that the Series' total assets are less than $50 million on the first annual anniversary from the date of the effectiveness of the Fund's initial Registration Statement, at any time after such first annual anniversary; and requisite notice for these purposes shall be three (3) months written notice unless the Fund or the Manager requests additional time to find a replacement for the Portfolio Manager, in which case the Portfolio Manager shall allow the additional time requested by the Fund or Manager not to exceed three (3) additional months beyond the initial three-month notice period; provided further, however, that the Portfolio Manager may terminate this Agreement at any time without penalty, effective upon written notice to the Manager and the Fund, in the event either the Portfolio Manager (acting in good faith) or the Manager ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Fund, or in the event the Manager becomes bankrupt or otherwise incapable of carrying out its obligations under this Agreement, or in the event that the Portfolio Manager does not receive compensation for its services from the Manager or the Fund as required by the terms of this agreement. In the event of termination for any reason, all records of each Series for which the Agreement is terminated shall promptly be returned to the Manager or the Fund, free from any claim or retention of rights in such record by the Portfolio Manager, although the Portfolio Manager may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 2(g), 8, 9, 10, 11(b), 12, 13 and 16 of this Agreement shall remain in effect, as well as any applicable provision of this Section numbered 14 and, to the extent that only amounts are owed to the Portfolio Manager as compensation for services rendered while the agreement was in effect, Section 6.

          (b) Notices.

          Any notice must be in writing and shall be sufficiently given (1) when delivered in person, (2) when dispatched by telegram or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

          If to the Fund:

               Pilgrim America Masters Series, Inc.
               10100 Santa Monica Boulevard, 21st Floor
               Los Angeles, CA  90067-4112
               Attention:  James M. Hennessy

          If to the Portfolio Manager:

               HSBC Asset Management Americas, Inc.
               250 Park Avenue
               New York, NY  10177-0012
               Attention:  Stanley D. Vyner

          15. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by an affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Series, and (ii) the Directors of the Fund, including a majority of the Directors of the Fund who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

          16. Use of Name.

          (a) It is understood that the name "Pilgrim America Investments, Inc." or any derivative thereof (including the name "Pilgrim" and the phrase "Pilgrim America") or logo associated with that name is the valuable property of the Manager and/or its affiliates, and that the Portfolio Manager has the right to use such name (or derivative or logo) only with the approval of the Manager and only so long as the Manager is Manager to the Fund and/or the Series. Upon termination of the Management Agreement between the Fund and the Manager, the Portfolio Manager shall forthwith cease to use such name (or derivative or logo).

          (b) It is understood that the names "HSBC Asset Management Americas Inc." and "HSBC Asset Management Hong Kong Ltd." or any derivative thereof or logo associated with that name is the valuable property of the Portfolio Manager and its affiliates and that the Fund and/or the Series have the right to use such name (or derivative or logo) in offering materials of the Fund with the approval of the Portfolio Manager and for so long as the Portfolio Manager is a portfolio manager to the Fund and/or the Series. Upon termination of this Agreement, the Manager shall forthwith cause the Fund to cease to use such name (or derivative or logo).

          17. Miscellaneous.

          (a) This Agreement shall be governed by the laws of the State of New York, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

          (b) The Manager and the Portfolio Manager acknowledge that the Fund enjoys the rights of a third-party beneficiary under this Agreement, and the Manager acknowledges that the Portfolio Manager enjoys the rights of a third party beneficiary under the Management Agreement.

          (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          (d) To the extent permitted under Section 14 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other parties.

          (e) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

          (f) Nothing herein shall be construed as constituting the Portfolio Manager as an agent or co-partner of the Manager, or constituting the Manager as an agent or co-partner of the Portfolio Manager. Nothing herein shall be construed as constituting HSBC Americas as an agent or co-partner of HSBC Hong Kong, or constituting HSBC Hong Kong an agent or co-partner of HSBC Americas, it being understood that references in this Agreement to such parties as the Portfolio Manager are made for convenience only.

          (g) This agreement may be executed in counterparts.

          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                  PILGRIM AMERICA INVESTMENTS, INC.



                                  By:____________________________


                                     ____________________________
                                     Title



                                  HSBC ASSET MANAGEMENT AMERICAS INC.



                                  By:____________________________


                                     ____________________________
                                     Title



                                  HSBC ASSET MANAGEMENT HONG KONG LIMITED



                                  By:____________________________


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                                     Title